Exhibit 99.1

Standard Register

600 Albany St.  ·  Dayton, OH   45408

News media contact:

937.221.1000  ·  937.221.1486 (fax)

Julie McEwan · 937.221.1825

www.standardregister.com

julie.mcewan@standardregister.com

Investor contact:

Robert J. Cestelli  ·  937.221.1304

                    robert.cestelli@standardregister.com

For Release on October 27, 2006 at 8 a.m. EDT

Standard Register Reports Third Quarter Results

DAYTON, Ohio (October 27, 2006) – Standard Register (NYSE: SR) today reported its financial results for the third quarter ended October 1, 2006.

Results of Operations

Total revenue for the third quarter was $215.3 million, compared to $218.6 million for the prior year.  Through three quarters, revenue was $666.8 million, versus $670.5 million for the comparable period of 2005.  Aggressive bidding activity among a few large accounts has resulted in lower revenue and the Company also experienced a decline in revenue as a consequence of a customer’s involvement in an acquisition.

The decline in revenue, coupled with increases in pension-related expenses and income tax adjustments, contributed to reductions in net income for both the quarter and year-to-date periods.  The Net Loss on Continuing Operations for the quarter was $3.7 million, versus a net profit last year of $2.1 million.  For the nine-month period, Net Profit on Continuing Operations was $0.3 million, compared to $4.1 million a year ago.

The table isolates several expense items that had noteworthy effects on reported net income.  Excluding restructuring, impairment, amortization of past pension losses, and the pension settlement charge, income on continuing operations before interest and taxes was $4.8 million in the quarter versus $9.0 million last year; the decrease was primarily the result of the lower revenue.  On the same measurement basis, the year-to-date result was $28.6 million, down $0.3 million from last year’s result.

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[$ Millions, rounded]	Effect on 3Q Income			Effect on YTD Income
CONTINUING OPERATIONS	2006	2005	Chg	2006	2005	Chg
Operations before Restructuring, Impairment
Amortization of Past Pension Losses &
the Pension Settlement Charge	4.8	9.0	-4.2	28.6	28.9	-0.3

Reconciliation to Net Income / (Loss):
Restructuring Expense	-0.5	0.1	-0.6	-2.4	-0.8	-1.6
Impairment Expense	-0.1	-0.2	0.1	-1.6	-0.2	-1.4
Amortization of Past Pension Losses	-6.4	-4.7	-1.6	-19.1	-14.2	-4.9
Pension Settlement Charge	-1.6	0.0	-1.6	-1.6	0.0	-1.6
Income / (Loss) on Operations	-3.8	4.2	-6.3	3.9	13.7	-8.2

Interest & Other Income / (Expense)	-0.5	-0.7	0.1	-1.4	-1.9	0.5
Pretax Income / (Loss)	-4.3	3.5	-7.8	2.5	11.8	-9.4

Income Tax Adjustments	-1.0	0.0	-1.0	-1.0	-2.9	1.8
Income Taxes	1.7	-1.4	3.1	-1.1	-4.9	3.8
Net Income / (Loss) on Continuing Operations	-3.7	2.1	-5.8	0.3	4.1	-3.7

DISCONTINUED OPERATIONS	-2.1	-0.8	-1.3	-13.2	-2.6	-10.5

CUMULATIVE EFFECT OF CHANGE
IN ACCOUNTING PRINCIPLE				0.1		0.1

TOTAL NET INCOME / (LOSS)	-5.7	1.4	-7.1	-12.7	1.4	-14.2

The amortization of prior years’ pension losses, primarily related to the weak stock market in 2001 – 2002 and declining interest rates, continues to negatively impact current periods’ earnings.  A pension settlement charge was also recorded in the quarter related to lump-sum payments made to retirees.  These non-cash, pension-related expenses were substantial totaling $8.0 million and $20.7 million for the quarter and year-to-date, respectively.   By comparison, pension loss amortization last year was $4.7 million and $14.2 million for the respective periods.

The Company also recorded tax valuation allowances and adjustments in the quarter totaling $1.0 million for certain tax assets that are not expected to be realized in the future.

During the quarter, the Company celebrated the opening of a new production facility in Monterrey, Mexico, to support U.S.-based companies with manufacturing operations in Mexico.  The plant will provide label, on-demand printing, warehousing and kitting.

The Company also unveiled to industry analysts its partnership agreement signed recently with Hewlett-Packard that is expected to expand market opportunities for both companies.

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Outlook

“Although we expect fourth quarter revenue to rebound from the third quarter level, the third quarter’s result alters our view for the total year.  We now anticipate that full-year 2006 revenue will be relatively close to last year’s total figure,” said Rediker.  “Pricing is expected to continue to be difficult in selected accounts for the fourth quarter, which will likely lower percentage gross margins below our first half 2006 rates,” added Rediker.

“Notwithstanding the news on the quarter, we are encouraged by the progress we are making on the opportunities in front of us.  We have a solid strategy, a strong financial condition, and continue to invest confidently for the longer-term,” said Rediker.

Dividend

Standard Register’s board of directors declared on Oct. 26, 2006 a quarterly dividend of $0.23 per share to be paid on Dec. 8, 2006 to shareholders of record as of Nov. 24, 2006.

Presentation of Information in This Press Release

This press release presents information that excludes restructuring, impairment charges, pension settlement charges and amortization of past pension losses.  These financial measures are considered non-GAAP.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles (GAAP).  This information is intended to enhance an overall understanding of the financial performance due to the non-operational nature of these items and the significant change from period to period.  This presentation is consistent with the manner in which the Board of Directors internally evaluates performance.

The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with principles generally accepted in the United States.

Conference Call

Standard Register president and chief executive officer Dennis L. Rediker and chief financial officer Craig J. Brown will host a conference call at 10 a.m. EDT on October 27, 2006, to review the third quarter results.  The call can be accessed via an audio webcast which is accessible at:  http://www.standardregister.com/investorcenter.

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About Standard Register

Standard Register is a premier document services provider, trusted by companies to manage the critical documents they need to thrive in today’s competitive climate.  Relying on nearly a century of industry expertise, Lean Six Sigma methodologies and leading technologies, we help organizations increase efficiency, reduce costs, mitigate risks, grow revenue and meet the challenges of a changing business landscape.  It offers document and label solutions, e-business solutions, consulting, and print supply chain services to help clients manage documents across their enterprise.  More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2006 and beyond could differ materially from the Company’s current expectations.

Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended January 1, 2006.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

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THE STANDARD REGISTER COMPANY

Third Quarter		STATEMENT OF OPERATIONS	Y-T-D
13 Weeks Ended	13 Weeks Ended	(In Thousands, except Per Share Amounts)	39 Weeks Ended	39 Weeks Ended
1-Oct-06	2-Oct-05		1-Oct-06	2-Oct-05

$215,327	$218,643	TOTAL REVENUE	$666,782	$670,514

144,739	144,241	COST OF SALES	436,376	441,861

70,588	74,402	GROSS MARGIN	230,406	228,653

		COSTS AND EXPENSES
66,518	62,405	Selling, General and Administrative	200,270	188,044
7,276	7,733	Depreciation and Amortization	22,251	25,927
53	157	Asset Impairment	1,592	157
533	(76)	Restructuring	2,397	790

74,380	70,219	TOTAL COSTS AND EXPENSES	226,510	214,918

(3,792)	4,183	INCOME (LOSS) FROM CONTINUING OPERATIONS	3,896	13,735

		OTHER INCOME (EXPENSE)
(555)	(583)	Interest Expense	(1,592)	(1,875)
40	(69)	Investment and Other Income (Expense)	174	(20)
(515)	(652)	Total Other Expense	(1,418)	(1,895)

		INCOME (LOSS) FROM CONTINUING OPERATIONS
(4,307)	3,531	BEFORE INCOME TAXES	2,478	11,840

(651)	1,392	Income Tax Expense (Benefit)	2,135	7,785

(3,656)	2,139	NET INCOME (LOSS) FROM CONTINUING OPERATIONS	343	4,055

		DISCONTINUED OPERATIONS
(482)	(757)	Loss from discontinued operations, net of taxes	(2,405)	(3,179)
(1,587)	-	Gain (loss) on sale of discontinued operations, net of taxes	(10,755)	552

		NET INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
(5,725)	1,382	CHANGE IN ACCOUNTING PRINCIPLE	(12,817)	1,428

-	-	Cumulative effect of a change in accounting principle, net of taxes	78	-

($5,725)	$1,382	NET INCOME (LOSS)	(12,739)	$1,428

28,938	28,806	Average Number of Shares Outstanding - Basic	28,918	28,707
28,938	28,897	Average Number of Shares Outstanding - Diluted	28,960	28,758

		BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
($0.13)	$0.08	Income (loss) from continuing operations	$0.01	$0.14
(0.02)	(0.03)	Loss from discontinued operations	(0.08)	(0.11)
(0.05)	-	(Loss) Gain on sale of discontinued operations	(0.37)	0.02
($0.20)	$0.05	Net income (loss) per share	($0.44)	$0.05

$0.23	$0.23	Dividends Paid Per Share	$0.69	$0.69

		BALANCE SHEET
		(In Thousands)	1-Oct-06	1-Jan-06

		ASSETS
		Cash & Short Term Investments	$3,129	$13,609
		Accounts Receivable	120,571	123,006
		Inventories	48,566	47,033
		Other Current Assets	31,049	30,255
		Total Current Assets	203,315	213,903

		Plant and Equipment	119,894	129,989
		Goodwill and Intangible Assets	8,288	16,866
		Deferred Taxes	80,276	83,937
		Other Assets	22,283	31,217

		Total Assets	$434,056	$475,912

		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current Portion Long-Term Debt	$499	$611
		Current Liabilities	84,933	99,437
		Deferred Compensation	16,606	16,357
		Long-Term Debt	38,833	34,379
		Retiree Healthcare	41,049	43,885
		Pension Liability	106,557	107,236
		Other Long-Term Liabilities	65	555
		Shareholders' Equity	145,514	173,452

		Total Liabilities and Shareholders' Equity	$434,056	$475,912